                                                                      EXHIBIT 11


                HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                         Three months ended June 30,      Six months ended June 30,
                                                                         ---------------------------      -------------------------
                                                                             1999           1998             1999          1998
                                                                         ------------   ------------      -----------  ------------
Net income (loss) applicable to common stockholders:
     Net income (loss)                                                   $    188,000   $(14,067,000)     $   578,000  $(25,656,000)
                                                                         ============   ============      ===========  ============

Weighted average number of shares outstanding:
     Weighted average number of shares outstanding, net of treasury
       shares - Basic EPS                                                  24,981,054     24,898,986       24,955,638    24,898,986
     Additional weighted average shares for assumed exercise of stock options, net of shares assumed to be repurchased with exercise
       proceeds                                                               326,842             --          384,271            --
                                                                         ------------   ------------      -----------  ------------
     Weighted average number of shares outstanding, net of treasury
       shares - Diluted EPS                                                25,307,896     24,898,986       25,339,909    24,898,986
                                                                         ============   ============      ===========  ============

Net income (loss) per common share applicable to common stockholders:
     Basic EPS                                                           $       0.01   $      (0.56)     $      0.02  $      (1.03)
                                                                         ============   ============      ===========  ============

     Diluted EPS                                                         $       0.01   $      (0.56)     $      0.02  $      (1.03)
                                                                         ============   ============      ===========  ============